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                                [FORM OF PROXY]
                                                                   EXHIBIT 99.1
PROXY

                               ZITEL CORPORATION
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD               , 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of ZITEL CORPORATION, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders
and Proxy Statement/Prospectus/Consent Solicitation, each dated             ,
1998, and hereby appoints Jack H. King and Henry C. Harris, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of ZITEL CORPORATION to be held at 47211 Bayside Parkway,
Fremont, California 94538, on [         ], 1998 at 10:00 a.m., local time, and
at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSALS ON THE REVERSE SIDE HEREOF. IF, SUBSEQUENT TO MAILING THIS PROXY CARD, THE HOLDER OF THE SHARES REPRESENTED BY THIS PROXY WISHES TO REVOKE OR CHANGE SUCH HOLDER'S VOTE, THE HOLDER MAY DO SO BY SENDING A REVOCATION OR NEW PROXY CARD TO MACKENZIE PARTNERS AT 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                          SEE
                                                                        REVERSE
                                                                          SIDE
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                                                     Please mark your
                                                     votes as           [X]
                                                     indicated in
                                                     this example

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy
Statement/Prospectus/Consent Solicitation dated [    ], 1998.

SIGNATURE(S)_______________________________________ DATE_____________________

NOTE: PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(1) To approve and adopt the Agreement and Plan of Reorganization and Merger, dated October 5, 1998, by and among Zitel Corporation ("Zitel"), Millennium Holding Corp. ("Holdco"), Millennium Acquisition I Corp. ("Millennium Acquisition"), Zenith Acquisition Corp. ("Zenith Acquisition"), and MatriDigm Corporation ("MatriDigm"), pursuant to which (i)(A) Zenith Acquisition will merge with and into Zitel, with Zitel remaining as the surviving corporation in such merger, and (B) Millennium Acquisition will merge with and into MatriDigm, with MatriDigm remaining as the surviving corporation in such merger, and (ii) Zitel will become a wholly-owned subsidiary of Holdco and each share of Zitel Common Stock will be converted into and be exchangeable for one share of common stock of Holdco, par value $0.001 per share.

                  [_] FOR        [_] AGAINST     [_] ABSTAIN

(2) To approve an amendment of the Zitel 1990 Stock Option Plan.

                  [_] FOR        [_] AGAINST     [_] ABSTAIN

(3) To approve an amendment of the Zitel 1984 Stock Purchase Plan.

                  [_] FOR        [_] AGAINST     [_] ABSTAIN

                                                Note: Please sign exactly as
                                                your name appears on your
                                                stock certificate. If the
                                                stock is registered in the
                                                names of two or more persons,
                                                each should sign. Executors,
                                                administrators, trustees,
                                                guardians, attorneys and
                                                corporate officers should
                                                insert their titles.

 -------------------------------------          MARK HERE
                                                FOR
 -------------------------------------          ADDRESS         [_]
                                                CHANGE
 -------------------------------------          AND NOTE
                                                AT LEFT